UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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EAGLE GROWTH AND INCOME OPPORTUNITIES FUND
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EAGLE GROWTH AND INCOME OPPORTUNITIES FUND

227 West Monroe Street, Suite 3200

Chicago, IL 60606

SUPPLEMENT TO PROXY STATEMENT FOR THE

SPECIAL MEETING OF SHAREHOLDERS

To Be Held on January 21, 2020 at the office of

THL Credit Advisors LLC, 227 West Monroe Street, Suite 3200

Chicago, IL 60606

The following information relates to the proxy statement dated November 29, 2019 (the "Proxy Statement") for Eagle Growth and Income Opportunities Fund (the "Fund") for use at the Special Meeting of Shareholders (the "Special Meeting") of the Fund to be held on Tuesday, January 21, 2020, at 9:00 a.m., C.T., at the office of THL Credit Advisors LLC ("THL Credit"), 227 West Monroe Street, Suite 3200, Chicago, IL 60606, and at any adjournments or postponements thereof.

As discussed in the Proxy Statement, at the Special Meeting, shareholders will be asked to approve: (i) a new advisory agreement between the Fund and THL Credit (the "New Advisory Agreement") (Proposal 1A); (ii) a new sub-advisory agreement between THL Credit and Eagle Asset Management, Inc. ("Eagle") (the "New Sub-Advisory Agreement" and, together with the New Advisory Agreement, the "New Agreements") (Proposal 1B); and (iii) an amendment to the Fund's Amended and Restated Agreement and Declaration of Trust to shorten the term of the Fund by three years (Proposal 2). As further discussed in the Proxy Statement, shareholder approval of Proposals 1A and 1B is necessary because THL Credit and Eagle are currently serving as the Fund's investment adviser and sub-adviser, respectively, pursuant to interim advisory and sub-advisory agreements that will terminate on January 27, 2020 (the "Interim Agreements"). Therefore, in order for THL Credit to continue serving as the Fund's investment adviser and for Eagle to continue serving as the Fund's sub-adviser on a continuous basis, the Fund's shareholders must approve the New Agreements.

Glass, Lewis & Co., LLC ("Glass Lewis"), a leading independent corporate governance analysis firm, has released its voting recommendations for the Special Meeting, and has recommended that the Fund's shareholders vote for "FOR" each proposal described in the Proxy Statement. Among other things, Glass Lewis noted that it believes approval of the New Agreements is in the best interest of Fund shareholders.

This supplement provides additional information regarding a recent transaction involving THL Credit. This supplement does not change any of the proposals to be considered at the Special Meeting, which are described in the Proxy Statement. Please read this supplement carefully. All capitalized terms used in this supplement and not otherwise defined herein have the meanings ascribed to them in the Proxy Statement.

The Notice of Special Meeting of Shareholders, Proxy Statement and a Proxy Card for the Fund are available to you on the Fund's website – www.thlcreditegif.com. You are encouraged to review all of the information contained in the proxy materials before voting.

This supplement is dated December 18, 2019 and is being mailed, on or about December 20, 2019, to all shareholders of record of the Fund at the close of business on the Record Date.

SUPPLEMENTAL DISCLOSURE

On December 8, 2019, THL Credit reported that it had entered into a definitive agreement with First Eagle Investment Management, LLC ("FEIM"), whereby a newly formed subsidiary of FEIM has agreed, subject to the satisfaction of certain closing conditions, to merge with and into THL Credit, with THL Credit as the surviving company (the "Transaction"). FEIM is an independent, privately owned investment firm with approximately $99 billion in assets under management as of September 30, 2019. Upon completion of the acquisition of THL Credit, FEIM's alternative credit platform will represent approximately $23 billion in assets under management and advisement. The consummation of the Transaction is expected to occur in the first quarter of 2020, subject to regulatory approvals and other customary closing conditions.

Upon consummation of the Transaction, all key personnel of THL Credit who are involved in the management of the Fund are expected to continue to serve in the same roles with respect to the Fund and it is expected that Eagle will remain the sub-adviser to the Fund following the consummation of the Transaction, subject to the approvals of the Board and shareholders discussed herein. Furthermore, no changes to the Fund's investment objective, principal investment strategies or fundamental investment policies are proposed in connection with the Transaction. In addition, the Fund's current advisory fee and expense limitation arrangements that THL Credit and Eagle agreed to in connection with the approval of the New Agreements by the Fund's Board of Trustees (the "Board") will not change.

The consummation of the Transaction is expected to occur after the date of the Shareholder Meeting. Therefore, assuming that shareholders approve the New Agreements at the Shareholder Meeting and the Transaction is consummated, the Transaction will cause a change of control of THL Credit and will result in an assignment of the New Agreements under the Investment Company Act of 1940, as amended, and those contracts would terminate automatically by their terms.

Because the closing of the Transaction will result in a change of control of THL Credit, and a termination of the New Agreements, the Fund intends to seek approval of its Board and its shareholders of a new investment advisory agreement with THL Credit and a new sub-advisory agreement with Eagle (the "Post-Transaction Agreements"). As a result, the Fund expects that it will file relevant materials with the Securities and Exchange Commission ("SEC"), including a proxy statement, to seek shareholder approval of the Post-Transaction Agreements. You should read the proxy statement and any other documents filed with the SEC if and when such documents become available because they will contain important information about the Fund and the potential impact of the Transaction on the Fund and THL Credit. THL Credit believes that the combined platform will benefit the Fund not only through FEIM’s scale as a global asset manager but also through its access to additional distribution channels, such as investment advisers and wire houses. FEIM has a trusted and long-standing brand presence in the wealth management business. THL Credit believes FEIM's brand will garner additional positive attention to the Fund. Furthermore, FEIM has over fifty sales professionals focused on retail wealth management channels. THL Credit believes FEIM's brand presence and long-standing relationships will increase the rate of investor engagement with the Fund, promote investor access to information and grow awareness of the Fund in the market.

YOUR VOTE IS NEEDED!

Although it is anticipated that the New Agreements will terminate sometime in the first quarter of 2020 if the Transaction is consummated, shareholder approval of the New Agreements at the Special Meeting is still necessary in order for THL Credit to continue serving as the Fund's investment adviser and for Eagle to continue serving as the Fund's sub-adviser on a continuous basis. THL Credit and Eagle are currently serving as the Fund's investment adviser and sub-adviser, respectively, pursuant to Interim Agreements which will expire on January 27, 2020 and, in the absence of obtaining SEC relief, cannot be extended.

The Transaction does not change Proposal 1A or any of the other proposals to be considered at the Special Meeting, which are described in the Proxy Statement. The Board recommends that shareholders of the Fund vote "FOR" approval of the New Agreements at the Special Meeting.

We urge shareholders who have not already voted or submitted a proxy for use at the Special Meeting to do so promptly. If you have already voted or submitted a proxy, you do not need to take any further action, or you may change your vote or revoke your proxy with respect to any of the proposals described in the Proxy Statement in any of the ways described in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.